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                                                                   Exhibit 3.1.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE DELICIOUS FROOKIE COMPANY, INC.

         THE DELICIOUS FROOKIE COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: The name of the Corporation is The Delicious Frookie Company, Inc. The name under which the Corporation was originally incorporated was R.W. Frookies, Inc. and the date of the filing of its original Certificate of Incorporation with the Secretary of State was January 19, 1989.

         SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu thereof the following:

                  "1. The name of the corporation is DELICIOUS BRANDS, INC. (the "Corporation")."

         THIRD: The Certificate of Incorporation of the Corporation is hereby further amended by striking out the first paragraph of Article 4 thereof and by substituting in lieu thereof the following:

                  "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 26,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, $.01 par value per share (herein called the "Preferred Stock"); and (ii) 25,000,000 shares of Common Stock, $.01 par value per share (herein called "Common Stock"). Each two (2) shares of the Corporation's Common Stock issued and outstanding on the effective date of this amendment shall be and hereby are
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         changed without further action into one (1) fully paid and nonassessable share of the Corporation's Common Stock, provided that no fractional shares shall be issued pursuant to such change. Fractional shares will be rounded to the nearest whole number."

         FOURTH: The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Delicious Brands, Inc. without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         FIFTH: The amendment and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the Board of Directors with approval by the Corporation's stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified shall be given to those stockholders who have not consented in writing thereto, as provided in
Section 228(d) of the General Corporation Law of the State of Delaware.

         SIXTH: The text of the Corporation's Certificate of Incorporation as hereby and heretofore amended is hereby restated to read as herein set forth in full:


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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             DELICIOUS BRANDS, INC.

         1. The name of the corporation is DELICIOUS BRANDS, INC. (the "Corporation").

         2. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation
System, Inc.

         3. The nature of the business or purposes to be conducted or promoted is:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 26,000,000 shares, consisting of
(i) 1,000,000 shares of Preferred Stock, $.01 par value per share (herein called the "Preferred Stock"); and (ii) 25,000,000 shares of Common Stock, $.01 par value per share (herein called the "Common Stock"). Each two (2) shares of the Corporation's Common Stock issued and outstanding on the effective date of this amendment shall be and hereby are changed without further action into one (1) fully paid and nonassessable share of the Corporation's Common Stock, provided that no fractional shares shall be issued pursuant to such change. Fractional shares will be rounded to the nearest whole number.

            The designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the Corporation shall be as determined by the Board of Directors from time to time.

         5. The number of directors shall be fixed by the Board of Directors in the manner established in the bylaws of the Corporation.

         6. The Corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

            To make, alter or repeal the bylaws of the Corporation.


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            To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

            To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

            By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

            When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

         8. To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve


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intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         9. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         10. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein as granted subject to this reservation.


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            IN WITNESS WHEREOF, the undersigned has hereunto set his hand this
14th day of July, 1998.

                                              By: /s/ Michael J. Kirby
                                                  --------------------
                                                  Name: Michael J. Kirby
                                                  Title: President

Attest:

By: /s/ Jeffry W. Weiner
    --------------------
    Name:  Jeffry W. Weiner
    Title: Secretary


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